UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)
3400 Peachtree Road, Suite 111, Atlanta, Georgia (principal executive offices)	30326 (Zip Code)

(404) 421-1844

(Registrant’s telephone number, including area code)

6564 Smoke Tree Lane Scottsdale, Arizona 85253
(Former address, if changed since last report)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.                      Entry into a Material Definitive Agreement.

See Item 2.01, below.

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

The Plan of Merger

On May 21, 2009, EGPI Firecreek, Inc., a Nevada corporation (”EGPI” or the “registrant”), Asian Ventures Corp., a Nevada corporation (the “Subsidiary”), M3 Lighting, Inc., a Nevada corporation (“M3”), and Strategic Partners Consulting, L.L.C., a Georgia limited liability company (“Strategic Partners”) executed and closed a Plan and Agreement of Triangular Merger (the “Plan of Merger”), whereby M3 merged into the Subsidiary, a wholly-owned subsidiary of the registrant (the “Merger”).  As a result of the Merger, the stockholders of M3 (the “M3 Stockholders”) received shares of the common stock of the registrant, no par value per share (the “EGPI Common Stock”) in exchange for all of their shares of the common stock of M3, par value $0.001 per share (the “M3 Common Stock”).  The basic terms of the Plan of Merger are as follows:

1. Plan Adopted.  A plan of merger whereby M3 merges with and into the Subsidiary (this “Plan of Merger”), pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes (the “NRS”), Title 14 of the Georgia Code (the “O.C.G.A.”), and Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, was adopted as follows:

(a) M3 shall be merged with and into the Subsidiary, to exist and be governed by the laws of the State of Nevada.

(b) The Subsidiary shall be the surviving corporation (the “Surviving Corporation”) and its name shall be changed to M3 Lighting, Inc.  The Surviving Corporation will continue to be a wholly-owned subsidiary of EGPI.

(c) When the Plan of Merger shall become effective, the separate existence of M3 shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and properties of M3 and shall be subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Corporation had itself incurred them.  All rights of creditors and all liens upon the property of each constituent entity shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Merger.

(d) The Surviving Corporation will be responsible for the payment of all fees and franchise taxes of the constituent entities payable to the States of Nevada and Georgia, if any.

(e) The Surviving Corporation will carry on business with the assets of M3, as well as the assets of the Subsidiary.

(f) The Surviving Corporation will be responsible for the payment of the fair value of shares, if any, required under Chapter 92A of the NRS and Title 14 of the O.C.G.A.

(g) The M3 Stockholders will surrender all of their shares of the M3 Common Stock in the manner hereinafter set forth.

(h) In exchange for the shares of the M3 Common Stock surrendered by the M3 Stockholders, EGPI will issue and transfer to them on the basis hereinafter set forth, shares of the EGPI Common Stock.

(i) A copy of the Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

(j) The authorized capital stock of the Subsidiary is 10,000,000 shares of common stock, par value $0.001 per share (the “Subsidiary Common Stock”), of which one share is issued and outstanding.

(k) The authorized capital stock of M3 is 100,000,000 shares of common stock, par value $0.01 per share, of which 10,200,000 shares are issued and outstanding held by seven M3 Stockholders, all of whom are “accredited investors” as defined in the Securities Act of 1933, as amended (the “Securities Act”).

2. Effective Date.  The effective date of the Merger (the “Effective Date”) shall be the date of the filing of Articles of Merger for the Subsidiary and M3 in the States of Nevada and Georgia.

3. Submission to Stockholders.  The Plan of Merger shall be submitted for approval separately to the M3 Stockholders and to EGPI, the sole stockholder of the Subsidiary, in the manner provided by the laws of the States of Nevada and Georgia.

4. Manner of Exchange.  On the Effective Date, the M3 Stockholders shall surrender their stock certificates representing all of the issued and outstanding shares of the M3 Common Stock to the Subsidiary in exchange for certificates representing the shares of the EGPI Common Stock to which they are entitled.  In exchange, the Subsidiary shall receive all of the issued and outstanding shares of the M3 Common Stock held by the M3 Stockholders.  Following the receipt of the shares of the M3 Common Stock by the Subsidiary, the shares of the M3 Common Stock shall be cancelled.  The one share of the Subsidiary Common Stock shall remain issued and outstanding.

5. Basis of Exchange.  The M3 Stockholders currently own 10,200,000 shares of the M3 Common Stock, which shares constitute all of the issued and outstanding shares of the capital stock of M3.  As a result of the Merger, subject to adjustment as described below, the M3 Stockholders shall be entitled to receive, in exchange for all of their M3 Common Stock, 11,934,007 shares of the EGPI Common Stock on the basis of 1.1700006 shares of the EGPI Common Stock for each share of the M3 Common Stock held by each of the M3 Stockholders.  Any fractional number of shares to be received shall be rounded up to the nearest whole number.  Following the Effective Date, EGPI shall have 23,868,015 shares of the EGPI Common Stock issued and outstanding, owned as follows: (a) 9,547,206 shares owned by the EGPI Stockholders; (b) 11,934,007 shares owned by the M3 Stockholders, subject to adjustment as described below; and (c) 2,386,802 shares owned by Strategic Partners as described below, subject to adjustment as described below.

Provided, however, notwithstanding anything herein contained to the contrary, the basis of the exchange described herein is based on a Liability Level of EGPI at the Effective Date (hereinafter defined) of no more than $290,000.  At the $290,000 Liability Level of EGPI at the Effective Date, the M3 Stockholders will receive 11,943,007 of the EGPI Common Stock.  If the Liability Level of EGPI at the Effective Date exceeds $290,000, the number of shares of the EGPI Common Stock to be received by the M3 Stockholders shall be equal to 11,934,007 divided by the quotient obtained by dividing $290,000 by the actual Liability Level of EGPI at the Effective Date.  For example, if the Liability Level of EGPI at the Effective Date is $635,000 rather than $290,000, the quotient obtained by dividing $290,000 by $635,000 is 0.46.  The 11,943,007 number of shares of the EGPI Common Stock will then be divided by 0.46 with a result of 25,943,493.  Thereafter, as described below, an additional 14,009,486 shares of the EGPI Common Stock will be issued to the M3 Stockholders, so that the M3 Stockholders will receive at total of 25,943,493 shares of the EGPI Common Stock as a result of the Merger rather than 11,934,007 shares of the EGPI Common Stock.

The intent of this Agreement is that Strategic Partners shall receive shares of the EGPI Common Stock on the Effective Date equal to 10 percent of the issued and outstanding shares of the EGPI Common Stock at the Effective Date.  If the number of shares of the EGPI Common Stock to be received by the M3 Stockholders are increased as described below, then the number of shares of the EGPI Common Stock to be received by Strategic Partners shall be concomitantly increased so that Strategic Partners, following all adjustments hereunder, will own no less than 10 percent of the issued and outstanding shares of the EGPI Common Stock.

For administrative purposes, on the Effective Date, the M3 Stockholders will receive 11,934,007 shares of the EGPI Common Stock.  Within 120 days following the Effective Date a determination of the Liability Level of EGPI at the Effective Date shall be made, and if the Liability Level of EGPI at the Effective Date is greater than $290,000, then additional shares of the EGPI Common Stock shall immediately be issued to the M3 Stockholders as described above.  If the Liability Level of EGPI at the Effective Date is less than $290,000, there shall be no adjustment in the shares of the EGPI Common Stock to be received by the M3 Stockholders.  As used herein, the Liability Level of EGPI at the Effective Date shall mean all recorded liabilities of EGPI as reflected on Schedule 15(h) described in the Plan of Merger, plus any unrecorded liabilities that are discovered during the 120 days following the Effective Date.

6. Restricted Shares.  All shares of the EGPI Common Stock and the EGPI Series C Preferred Stock (hereinafter defined) to be received by the M3 Stockholders and the shares of the EGPI Common Stock to be issued to Strategic Partners as hereinafter described shall be restricted in their resale as provided in the Securities Act, and shall contain a legend as required by Rule 144 promulgated under the Securities Act (“Rule 144”) which shall read as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

The restricted nature of such shares shall not be taken into account or any quoted price of the shares on the Effective Date.  Upon receipt of the EGPI Common Stock/and or the EGPI Preferred Stock, each M3 Stockholder and Strategic Partners shall execute a Subscription Agreement in the form attached to the Plan of Merger as Attachment A.  In that regard, the M3 Stockholders and Strategic Partners shall acknowledge that EGPI does not have any obligation to register for resale pursuant to the Securities Act, the shares of the EGPI Common Stock/and or the EGPI Preferred Stock to be received by them hereunder.

7. Directors and Officers of the Surviving Corporation.

(a) Following the Merger, Robert S. Miller, Jr., David H. Ray, Brandon D. Ray, Michael Kocan, and Dennis R. Alexander shall serve as the board of directors of the Surviving Corporation for a period of two years.  Thereafter, the number of directors of the Surviving Corporation shall be five members to be elected by the stockholders of the Surviving Corporation to serve until such time as their successors have been elected and qualified.

(b) If a vacancy shall exist on the board of directors of the Surviving Corporation on the Effective Date, such vacancy may be filled by the board of directors of the Surviving Corporation as provided in the Bylaws of the Surviving Corporation.

(c) All persons who, on the Effective Date, are executive or administrative officers of M3 shall be the officers of the Surviving Corporation until the board of directors of the Surviving Corporation shall otherwise determine.  The board of directors of the Surviving Corporation may elect or appoint such additional officers as it may deem necessary or appropriate.

8. Articles of Incorporation.  The Articles of Incorporation of the Subsidiary existing on the Effective Date, as amended to reflect the change of name to M3 Lighting, Inc., a copy of which is attached to the Plan of Merger as Attachment B shall continue in full force as the Articles of Incorporation of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

9. Bylaws.  The Bylaws of the Subsidiary existing on the Effective Date, as amended to reflect the change of name to M3 Lighting, Inc., a copy of which is attached to the Plan of Merger as Attachment C shall continue in full force as the Bylaws of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

10. Directors and Officers of EGPI.  On the Effective Date, Robert S. Miller, Jr., Michael Kocan, David H. Ray, and Brandon D. Ray, the present four members of the board of directors of M3, and Dennis R. Alexander, Larry W. Trapp, and Michael Trapp, three of the current members of the board of directors of EGPI, shall serve as the board of directors of EGPI for a period of two years.  Thereafter, the number of directors of EGPI shall be five members to be elected by the stockholders of EGPI to serve until such time as their successors have been elected and qualified.  Further, on the Effective Date, the board of directors of EGPI will elect Dennis R Alexander, Chief Executive Officer and Chief Financial Officer, Michael Kocan, President and Chief Operating Officer, Larry W. Trapp, Executive Vice President, Robert S. Miller, Jr., Executive Vice President, Brandon D. Ray, Executive Vice President of Finance, David H. Ray, Executive Vice President and Treasurer, and Melvena Alexander, Secretary and Comptroller, as the officers of EGPI, to serve until such time as their successors have been elected and qualified, and all of the other officers of EGPI other than such persons shall resign on the Effective Date.  Provided, however, it is understood that the board of directors of EGPI may elect any persons as officers of EGPI at such time as it may determine, and no person described in this paragraph shall have the right to continue as an officer of EGPI beyond the period stated by the board of directors of EGPI.

11. Copies of the Plan of Merger.  A copy of the Plan of Merger is on file at 3400 Peachtree Road, Suite 111, Atlanta, Georgia 30326, the principal offices of M3, and at 6564 Smoke Tree Lane, Scottsdale, Arizona 85253, the principal offices of EGPI and the Subsidiary.  A copy of this Plan of Merger will be furnished to any stockholder of M3, EGPI, or the Subsidiary, on written request and without cost.

12. Additional Consideration for the Merger.  As additional consideration for the Merger, the M3 Stockholders shall receive on the Effective Date 5,000 shares of the EGPI Series C Preferred Stock as described in Schedule 15(p) attached to the Plan of Merger.  It is understood, that the shares of the Series C Preferred Stock are non-convertible and each share of the EGPI Series C Preferred Stock has the voting rights of 21,200 shares of the EGPI Common Stock, which means that in addition to the voting rights conferred by their shares of the EGPI Common Stock, the M3 Stockholders will have additional voting rights of 106,000,000 shares of the EGPI Common Stock.  Further, in consideration for its services in connection with this Agreement, Strategic Partners shall receive 2,386,802 shares of the EGPI Common Stock on the Effective Date.

13. Conditions Subsequent.  As soon as practicable following the Effective Date, the conditions specified in subparagraphs (a) to (d) shall have occurred, and within one year following the Effective Date, the condition specified in subparagraph (e) shall have occurred:

(a) There shall be a reverse split of the outstanding shares of the EGPI Common Stock on a one for six basis.

(b) Malibu Holding, Inc., a Nevada corporation (a wholly-owned subsidiary of EGPI) shall change its name to Energy Producers, Inc. (“Energy Producers”).  The board of directors of Energy Producers shall be Dennis R. Alexander, Larry W. Trapp, Michael Trapp, and David H. Ray.  Following the Effective Date all future energy opportunities presented to EGPI will be pursued through Energy Producers.

(c) Energy Producers will be “spun off” (the “Spin Off”), pursuant to applicable securities laws to those persons who are the EGPI Stockholders immediately before the Effective Date of the Merger.  It is anticipated that the Spin Off will occur within two years from the Effective Date, unless the board of directors of EGPI determines otherwise.  Before the Spin Off, all pursuits of Energy Producers will have to be approved by the board of directors of EGPI and funded by discretionary working capital or self funded on terms acceptable by EGPI and Energy Producers.  The existing staff of EGPI and Strategic Partners will be available to assist Energy Producers in the development and pursuit of these opportunities.

(d) On the Effective Date, Strategic Partners shall execute an Administrative Services Agreement with EGPI to perform accounting/reporting and investor relations service, a copy of which is attached to the Plan of Merger as Attachment D, with the assistance of the existing staff of EGPI.  The time used in pursuit of Energy Producers opportunities will be accumulated and billed back upon successful closure at reasonable and mutually agreed upon rates.

(e) If within one year of the Effective Date, EGPI and M3 on a consolidated basis (less the consolidated effects, if any, of Energy Producers) have not (i) generated at least $850,000 in revenues, or (ii) acquired an entity or entities with at least a combined $5,000,000 in revenues, the EGPI Stockholders on the day before the Effective Date shall be issued shares of the EGPI Common Stock, equal to five percent of the issued and outstanding shares of the EGPI Common Stock for every $100,000 or fraction thereof that EGPI and M3 on a consolidated basis (less the consolidated effects, if any, of Energy Producers) fail to (x) generate at least $850,000 in revenues or (y) acquire an entity or entities with at least a combined $5,000,000 in revenues.  For example, if after one year following the Effective Date, there are 30,000,000 shares of the EGPI Common Stock issued and outstanding and EGPI and M3 on a consolidated basis (less the consolidated effects, if any, of Energy Producers) have generated only $700,000 in revenues or acquired an entity or entities with only a combined $4,000,000 in revenues, the EGPI Stockholders on the day before the Effective Date shall receive 1,500,000 shares of the EGPI Common Stock.

The Plan of Merger closed on May 21, 2009 and the Effective Date of the Merger was May 22, 2009, with the filing of Articles of Merger in the State of Nevada.  The filing of the Articles of Merger in the State of Georgia is pending.

A copy of the Plan of Merger is attached to this report as an exhibit.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger,” as the stockholders of M3 own a majority of the outstanding shares of EGPI Common Stock immediately following the Merger.  M3 is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations of M3 prior to the Merger will be reflected in the financial statements and will be recorded at the historical cost basis of M3.  Our consolidated financial statements after completion of the Merger will include the assets and liabilities of both EGPI and M3, historical operations of M3 and our EGPI operations from the Effective Date of the Merger.  As a result of the issuance of the shares of our EGPI Common Stock pursuant to the Merger, a change in control of EGPI occurred on the Effective Date of the Merger.  Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of EGPI.  EGPI, for the foreseeable future, will continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

On the Effective Date of the Merger, there were approximately 5,547,949 shares of the EGPI Common Stock outstanding owned by the EGPI Stockholders who were not “affiliates” as defined in the Securities Act.  These approximate 5,547,949 shares constituted the “public float” of EGPI prior to the Merger and will continue to represent the only shares of the EGPI Common Stock that are currently eligible for resale under Rule 144.

Prior to the Merger, there were no material relationships between EGPI or M3, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

EGPI intends to carry on the business of M3 discussed below as our primary line of business.  EGPI has relocated its principal executive offices to 3400 Peachtree Road, Suite 111, Atlanta, Georgia 30326, and has a telephone number of (404) 421-1844.

BUSINESS

M3 is a manufacturer and distributor of commercial and decorative lighting to the trade and direct to retailers.  M3 specializes in the areas of lighting industry sales, design, product development, sourcing, manufacturing and capital markets.  The goal of M3 is to build a representative network of industry professionals with a track record of sales growth within the industry.

M3 has a presence in the U.S. and aboard.  With offices in the China, Hong Kong and the U.S., we can monitor price competition, expediting product shipments and growth the business through sales.  We import both finished goods and sub-assemblies for domestic final assembly.

The opportunity for M3 has arisen with the introduction of expanded growth of residential and commercial construction in our target markets.  M3 has utilized its Asian contacts to develop an experienced operation with seasoned management.  Current clients of M3 include The Home Depot, Depot Expo, Wal Mart, Costco, QVC, and Power Design.

We will develop a model whereby M3 will initially draw on our relationship with national hotel chains and other hospitality groups to establish the ability to furnish indoor and outdoor lighting fixtures for new construction/existing facilities, pursuit of U.S. Department of Transportation and telecommunication stimulus projects, management of power and other utility usage for the facilities, provide maintenance to the building/grounds and first response capabilities for remediation services and hazardous material/environmental clean-up services during emergency events.  These services are expected to be provided over three year renewable contracts with unit pricing for the maintenance and remediation services and fixed pricing for utility management.  In addition, M3 will pursue acquisition in the DOT construction industry to expand the opportunity for lighting, guardrail, cameras, traffic management/signalization, utility moves, variable message boards and other non-road construction opportunities as well as the pursuit of light and traffic fixture manufacturing plants domestically and abroad (China/India).  The acquisitions in the DOT construction industry are expected to provide a labor force for the maintenance and remediation services.

For example, Red Quartz Development, L.L.C. (a sister company to M3) has entered into various  investment and management service arrangements for a resort expansion.  Assuming that a hotel has a power bill of $500,000 per year on average over the last three years M3would make a proposal to manage their power usage over the next three years guaranteeing that its power bill per year (excluding rate increases impacts) would be $450,000.  For this, M3 would get an upfront one time charge of $30,000 (using this as a swag for the cost of the system and its installation) for the installation of the monitoring system and a three-year contract to provide maintenance to the building and grounds at negotiated prices (in most cases the facility managers outsource these activities) and would be designated by the property manager as the first responder on emergency (fire, water, wind, biohazard, etc., events) at pre-negotiated and Insurance carrier approved pricing.

This plan would be expanded through insurance claims adjusters, DOT projects funded through the Stimulus package, Big Box Stores outsourcing in order to cut cost, state and federal government agencies and the movement toward “green” products.

M3 is currently is in early negotiation stages for the acquisition of two major U.S. manufacturing firms of lighting traffic and telecommunication structures.  One is located in the western United States, has been in existence for 25 years, with a revenue run rate of $30 - $40 million and a six percent net income level.  The other is located in  mid-western United States owned by a private equity group.  This company has been in existence for 100 years and has a run rate of approximately $60 million.  They are the number two supplier of traffic signalization fixtures and highway lighting/surveillance structures in the U.S.  Both companies have intellectual property, patents and manufacturing facilities.  M3 is also pursuing additional acquisition candidates in the distribution and installation of signalization and traffic products located in the eastern United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this Current Report, we make a number of statements, referred to as “forward-looking statements” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.  We note, however, that these forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances.

You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and similar expressions.  When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of M3, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

•	Whether or not markets for our products develop and, if they do develop, the pace at which they develop;

•	Our ability to attract and retain the qualified personnel to implement our growth strategies;

•	Our ability to fund our short-term and long-term financing needs;

•	Competitive factors;

•	General economic conditions;

•	Changes in our business plan and corporate strategies; and

•	Other risks and uncertainties discussed in greater detail in the sections of this Current Report.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning M3 and our business made elsewhere in this Current Report as well as other pubic reports filed with the SEC.  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.  We are not obligated to update or revise any forward-looking statement contained in this Current Report to reflect new events or circumstances unless and to the extent required by applicable law.

DIRECTORS AND EXECUTIVE OFFICERS

Following the Effective Date of the Merger, our directors and executive officers are:

Name	Age	Position(s)	Position(s) Held Since
Robert S. Miller, Jr.	26	Director and Executive Vice President	2009
Michael Kocan	41	Director and President and Chief Operating Officer	2009
David H. Ray	31	Director and Executive Vice President and Treasurer	2009
Brandon D. Ray	28	Director and Executive Vice President of Finance	2009
Dennis R. Alexander	55	Director and Chief Executive Officer and Chief Financial Officer	1999
Larry W. Trapp	67	Director and Executive Vice President	2008
Michael Trapp	42	Director	2008
Melvena Alexander	75	Secretary and Comptroller	1999

The members of our board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors.  The number of the directors may be fixed from time to time by resolution duly passed by our board.  Our board has fixed the number of our directors at seven.

Robert S. Miller, Jr., Michael Kocan, David H. Ray, Brandon D. Ray, Dennis R. Alexander, Larry W. Trapp, and Michael Trapp shall serve as the board of directors of EGPI for a period of two years.  Thereafter, the number of directors of EGPI shall be five members to be elected by the stockholders of EGPI to serve until such time as their successors have been elected and qualified.  The officers of EGPI shall serve until such time as their successors have been elected and qualified.  Provided, however, it is understood that the board of directors of EGPI may elect any persons as officers of EGPI at such time as it may determine, and no person described in this paragraph shall have the right to continue as an officer of EGPI beyond the period stated by the board of directors of EGPI.

Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office.  The directors elect officers annually.  David H. Ray and Brandon D. Ray are brothers.  Dennis R. Alexander is the son of Melvena Alexander.  Michael Trapp is the son of Larry W. Trapp.

We may employ additional management personnel, as our board of directors deems necessary.  We have not identified or reached an agreement or understanding with any other individuals to serve in management positions, but do not anticipate any problem in employing qualified staff.

A description of the business experience during the past several years for our directors and executive officer is set forth below.

Robert S. Miller, Jr. has been a partner in M3 since August 2007.  From March 2006 until July 2007, he was Lighting Project Manager for Power Design Resources in Atlanta, Georgia.  He obtained a Bachelor of Science Degree in Consumer Economics from the University of Georgia in December 2005.

Michael Kocan, since 1999, has been president and owner of Traffic & Lighting Corp. in Roswell, Georgia.  From 1997 to 1999, Mr. Kocan was a Sales Manager at Southeastern Transportation Products in Winter Park, Florida.  Prior to that, he acted as Managing Director for United Lighting Standards in Warren, Michigan from 1995 until 1997.  Mr. Kocan graduated from Oral Roberts University with a Bachelor of Science degree in Business Management in 1991.

David H. Ray became a managing member of Strategic Partners Consulting, LLC in September 2008.  From June 2006 until September 2008, Mr. Ray worked as the Manager of Financial Reporting and Budgeting for Charys Holding Company, Inc., a publicly-traded company.  From May 2003 until June 2006, Mr. Ray worked at Cumulus Media, Inc. as an Accounting Manager, Senior Accountant and Staff Accountant.  Mr. Ray graduated Summa Cum Laude and received a B.S. Degree in Accounting with a concentration in Finance from North Carolina State University in May 2003.

Brandon D. Ray became a managing member of Strategic Partners Consulting LLC in September 2008.  Before joining Strategic Partners, he had worked as a financial analyst and general accountant for Charys Holding Company, Inc., a publicly-traded company.  While at Charys, Mr. Ray was also responsible for the cash management and financial reporting of the Charys subsidiary Ayin Tower Management, a cellular/communication tower management group.  Mr. Ray has also gained experience in the financial/accounting industry while working as a staff accountant with Cumulus Media Inc., based in Atlanta, Georgia.  Mr Ray earned his Bachelor’s of Science degree in Business Management with a concentration in Finance from North Carolina State University in 2003.

Dennis R. Alexander has served as Chairman, President and Chief Financial Officer of EGPI and Firecreek Petroleum, Inc. since February 10, 2007.  He served as Chairman and Chief Financial Officer of EGPI and Firecreek Petroleum, Inc. since July 1, 2004 through February 9, 2007 having served as the President and Director of EGPI from May 18, 1999 to June 30, 2004.  In September 1998 he was a founder, and from January 19, 1999 through its acquisition with EGPI served as President and Director of Energy Producers Group, Inc.  From April 1997 through March 1998, served as CEO, Director, Consultant of Miner Communications, Inc., a media communications company.  From April 26, 1997 through March, 1998 he was a director of Rockline, Inc., a private mining, resource company, and a founder of World Wide Bio Med, Inc., a private health-bio care, start up company.  Since March 1996 to the present he has owned Global Media Network USA, Inc., which has included management consulting, advisory services.  Mr. Alexander devotes approximately 60 to 80 hours per week minimum, and more as required, to the business of EGPI.

Larry W. Trapp was appointed as a Director, Executive Vice President, and Treasurer of EGPI on December 3, 2008.  Previously he has served in various capacities as Chief Financial Officer, Vice President, and Director through January 26, 2004 and is one of the original founders in 1998 through the acquisition processes with EGPI, serving as Director of Energy Producers Group, Inc.  Mr. Trapp earned a BS in Business Administration with emphasis in Finance from Arizona State University.  Prior business experience includes Vice President of Escrow Administration for a major Title Insurance Company where he was directly responsible for the Management and performance of 22 branches and supervised an administration staff of 125 Employees.

Michael Trapp was appointed as a Director of EGPI on December 3, 2008.  A graduate of Rice Aviation he earned honors and honed his skills as a Airframe and Power Plant licensee working in the airline industry for many years.  He recently owned his own mortgage company and is now a Senior Loan Officer for a multi-state lender in Mesa, Arizona.  His strong technical and analytical skills will be a bonus in analyzing prospective projects which will enhance EGPI’s growth and asset base.

Melvena Alexander has served as Co-Treasurer, Secretary and Comptroller of EGPI and Firecreek Petroleum, Inc. since February 10, 2007 having served as Secretary and Comptroller of EGPI and Firecreek Petroleum, Inc. since July 1, 2004 through February 9, 2007.  She served as Secretary since March 15, 2003 to June 30, 2004 having been Secretary and Comptroller of EGPI since May 18, 1999.  In September 1998 she was a founder, and from January 19, 1999 through the acquisition processes with EGPI served as Secretary of Energy Producers Group, Inc.  She is founder and President of Melvena Alexander CPA since 1982, which prepares financial statements and tax reports.  From October 1998 through April 16, 2004 she worked in the Department of Patient Finance at Arizona State Hospital as an Accounting Technician 11.  Mrs. Alexander graduated Arizona State University with a B.S. in Accounting, received CPA Certificate, State of Arizona.  She is a prior member of AICPA and the American Society of Women Accountants through June 2008.  Mrs. Alexander devotes a minimum of 40-60 hours per week, and more as required, to the business of EGPI.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described herein, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than five percent of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Intentionally Left Blank.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this Current Report, information concerning ownership of our securities by:

•	Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

•	Each person who beneficially owns shares of our outstanding preferred stock;

•	Each of our directors;

•	Each of our named executive officers; and

•	All directors and officers as a group.

	Common Stock Beneficially Owned (2)		Preferred Stock Beneficially Owned (2)
Name and Address of Beneficial Owner (1)	Number	Percent	Number	Percent
Robert S. Miller, Jr.	535,889	2.25	-0-	-0-
Michael Kocan	2,457,265	10.29	-0-	-0-
David H. Ray (3)	-0-	-0-	-0-	-0-
Brandon D. Ray (4)	-0-	-0-	-0-	-0-
Dennis R. Alexander (5)	3,472,278	14.55	-0-	-0-
Larry W. Trapp (6)	320,906	1.34	-0-	-0-
Michael Trapp (7)	2,000	0.0084	-0-	-0-
Melvena Alexander (8)	204,075	0.85	-0-	-0-
Red Quartz Development, L.L.C. (9)	-0-	-0-	5,000	100
Michael Hanlon	2,129,629	8.92	-0-	-0-
Steve Keaveney	2,129,629	8.92	-0-	-0-
Garrett Sulliavan	655,271	2.75	-0-	-0-
Tom Davis	3,276,353	13.73	-0-	-0-
Amanda Corcoran	126,360	0.53	-0-	-0-
Kelly Davis	272,610	1.14	-0-	-0-
Paddy Kelly	351,000	1.47	-0-	-0-
All directors and officers as a group (16 persons)	15,933,265	66.75	5,000	100
Strategic Partners Consulting, L.L.C. (3)(4)(10)	2,386,802	10.0	-0-	-0-

(1)
Unless otherwise indicated, the address for each of these shareholders is c/o EGPI Firecreek, Inc., 3400 Peachtree Road, Suite 111, Atlanta, Georgia 30326.  Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common stock beneficially owned.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC.
(3)
David H. Ray and Brandon D. Ray are brothers.  Messrs. David H. Ray and Brandon D. Ray each owns 1/3 of Strategic Partners Consulting, L.L.C., which owns 2,386,802 shares of our common stock.  The other 1/3 owner of Strategic Partners Consulting, L.L.C. is Lynn Myers Investments, L.L.C., a Mississippi limited liability company, having an address of 202 Ashton Place, Madison, Mississippi 39110.

(4)	See note 3, above.
(5)	Dennis R. Alexander is the son of Melvena Alexander.
(6)	Larry W. Trapp is the father of Michael Trapp.
(7)	See not 6, above.
(8)	See note 5, above.
(9)	Each share of Series C preferred stock shall have 21,200 votes on the election of our directors and for all other purposes.
(10)	See notes 3 and 4, above.

As indicated in the table above, our executive officers and directors beneficially own, in the aggregate, approximately 74.97 percent of our outstanding common stock, along with additional votes and voting power through issuance of 5,000 shares of the EGPI Series C Preferred Stock as described in Schedule 15(p) attached to the Plan of Merger.  As a result these stockholders may, as a practical matter, be able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets.  This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

Other than as stated herein, there are no arrangements or understandings, known to us, including any pledge by any person of our securities:

•	The operation of which may at a subsequent date result in a change in control of the registrant; or

•	With respect to the election of directors or other matters.

MARKET PRICE OF AND DIVIDENDS ON
THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We became available for quotation on the over-the-counter, NASDAQ NQB Pink Sheets initially on January 20, 2000.  As of March 14, 2003, we moved to the over-the-counter market, NASDAQ OTC Electronic Bulletin Board quotation medium system, under the symbol “EFIR.OB,” and is presently dually quoted on both Pink Sheets and Bulletin Board.

The following table sets forth the high and low bid prices for our common stock on the OTCBB as reported by various Bulletin Board market makers.  The quotations do not reflect adjustments for retail mark-ups, mark-downs, or commissions and may not necessarily reflect actual transactions.

	High	Low
Quarter Ended:
30-Jun-07	$1.20	$1.00
30-Sep-07	$0.78	$0.50
31-Dec-07	$0.48	$0.36
31-Mar-08	$0.20	$0.20
Quarter Ended:
30-Jun-08	$0.46	$0.40
30-Sep-08	$0.10	$0.10
31-Dec-08	$0.17	$0.06
31-Mar-09	$0.06	$0.06

The last reported sales price per share of our common stock as reported by the OTC Bulletin Board on May 21, 2009, was $0.04.  Immediately before the Effective Date of the Merger, we had 9,547,206 shares of our common stock issued and outstanding.  Immediately after the Effective Date of the Merger we had 23,868,615 shares of our common stock issued and outstanding, which are held of record and beneficially owned by approximately 650 persons.

Dividends

We have not paid or declared any dividends on our common stock, nor do we anticipate paying any cash dividends or other distributions on our common stock in the foreseeable future.  Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, if any, our financial requirements for future operations and growth, and other facts as our board of directors may then deem appropriate.

M3 is, and has always been a privately-held company and is now our wholly-owned subsidiary.  There is not, and never has been, a public market for the securities of M3.  M3 has never declared or paid any cash dividends on its capital stock.  In addition, there has never been a trading market for the M3 Common Stock.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans as of the date of this Current Report.

ADDITIONAL INFORMATION

We are obligated to file reports with the SEC pursuant to the Exchange Act.  The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is http://www.sec.gov.

We intend to furnish our security holders with an annual report that contains audited financial statements.

Item 3.02.                      Unregistered Sales of Equity Securities.

As a result of the Merger, subject to adjustment as described below, the M3 Stockholders shall be entitled to receive, in exchange for all of their M3 Common Stock, 11,934,007 shares of the EGPI Common Stock on the basis of 1.1700006 shares of the EGPI Common Stock for each share of the M3 Common Stock held by each of the M3 Stockholders.  Any fractional number of shares to be received shall be rounded up to the nearest whole number.  Following the Effective Date, EGPI shall have 23,868,015 shares of the EGPI Common Stock issued and outstanding, owned as follows: (a) 9,547,206 shares owned by the EGPI Stockholders; (b) 11,934,007 shares owned by the M3 Stockholders, subject to adjustment as described below and sub paragraph five of Para.13. listed under Item 2.01 Completion of Acquisition or Disposition of Assets, herein this Report, and further below ; and (c) 2,386,802 shares owned by Strategic Partners as described below, subject to adjustment as described below.

Provided, however, notwithstanding anything herein contained to the contrary, the basis of the exchange described herein is based on a Liability Level of EGPI at the Effective Date (hereinafter defined) of no more than $290,000.  At the $290,000 Liability Level of EGPI at the Effective Date, the M3 Stockholders will receive 11,943,007 of the EGPI Common Stock.  If the Liability Level of EGPI at the Effective Date exceeds $290,000, the number of shares of the EGPI Common Stock to be received by the M3 Stockholders shall be equal to 11,934,007 divided by the quotient obtained by dividing $290,000 by the actual Liability Level of EGPI at the Effective Date.  For example, if the Liability Level of EGPI at the Effective Date is $635,000 rather than $290,000, the quotient obtained by dividing $290,000 by $635,000 is 0.46.  The 11,943,007 number of shares of the EGPI Common Stock will then be divided by 0.46 with a result of 25,943,493.  Thereafter, as described below, an additional 14,009,486 shares of the EGPI Common Stock will be issued to the M3 Stockholders, so that the M3 Stockholders will receive at total of 25,943,493 shares of the EGPI Common Stock as a result of the Merger rather than 11,934,007 shares of the EGPI Common Stock.

The intent of the Agreement is that Strategic Partners shall receive shares of the EGPI Common Stock on the Effective Date equal to 10 percent of the issued and outstanding shares of the EGPI Common Stock at the Effective Date.  If the number of shares of the EGPI Common Stock to be received by the M3 Stockholders are increased as described below, then the number of shares of the EGPI Common Stock to be received by Strategic Partners shall be concomitantly increased so that Strategic Partners, following all adjustments hereunder, will own no less than 10 percent of the issued and outstanding shares of the EGPI Common Stock.

For administrative purposes, on the Effective Date, the M3 Stockholders will receive 11,934,007 shares of the EGPI Common Stock.  Within 120 days following the Effective Date a determination of the Liability Level of EGPI at the Effective Date shall be made, and if the Liability Level of EGPI at the Effective Date is greater than $290,000, then additional shares of the EGPI Common Stock shall immediately be issued to the M3 Stockholders as described above.  If the Liability Level of EGPI at the Effective Date is less than $290,000, there shall be no adjustment in the shares of the EGPI Common Stock to be received by the M3 Stockholders.  As used herein, the Liability Level of EGPI at the Effective Date shall mean all recorded liabilities of EGPI as reflected on Schedule 15(h) described in the Plan of Merger, plus any unrecorded liabilities that are discovered during the 120 days following the Effective Date.

As additional consideration for the Merger, the M3 Stockholders received on the Effective Date 5,000 shares of the EGPI Series C Preferred Stock as described in Schedule 15(p) attached to the Plan of Merger.  It is understood, that the shares of the Series C Preferred Stock are non-convertible and each share of the EGPI Series C Preferred Stock has the voting rights of 21,200 shares of the EGPI Common Stock, which means that in addition to the voting rights conferred by their shares of the EGPI Common Stock, the M3 Stockholders will have additional voting rights of 106,000,000 shares of the EGPI Common Stock.  Further, in consideration for its services in connection with this Agreement, Strategic Partners received 2,386,802 shares of the EGPI Common Stock on the Effective Date.

See Item 2.01, above.

The shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.  All of the M3 Stockholders and Strategic Partners took their securities for investment purposes without a view to distribution and had access to information concerning EGPI and our business prospects, as required by the Securities Act.  In addition, there was no general solicitation or advertising for the purchase of the shares of EGPI Common Stock and the EGPI Series C Preferred Stock.  Our securities were issued only to accredited investors or sophisticated investors, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion.  Finally, our stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

All of the M3 Stockholders and Strategic Partners who received shares of EGPI Common Stock and EGPI Series C Preferred Stock as a result of the Merger were provided with access to the filings of EGPI with the SEC, including the following:

•
EGPI’s annual report to stockholders for the most recent fiscal year, the definitive proxy statement filed in connection with that annual report, and, if requested by the M3 Stockholders in writing, a copy of EGPI’s most recent Form 10-K under the Exchange Act.

•	The information contained in an annual report on Form 10-K under the Exchange Act.

•
The information contained in any reports or documents required to be filed by EGPI under sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

•	A brief description of the securities being offered, and any material changes in EGPI’s affairs that are not disclosed in the documents furnished.

Item 3.03.                      Material Modification to Rights of Security Holders.

See Item 2.01, above.

Item 5.01.                      Changes in Control of Registrant.

See Item 2.01, above.

Item 5.02.                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On the Effective Date, Robert S. Miller, Jr., Michael Kocan, David H. Ray, and Brandon D. Ray, the present four members of the board of directors of M3, and Dennis R. Alexander, Larry W. Trapp, and Michael Trapp, three of the current members of the board of directors of EGPI, shall serve as the board of directors of EGPI for a period of two years.  Thereafter, the number of directors of EGPI shall be five members to be elected by the stockholders of EGPI to serve until such time as their successors have been elected and qualified.  Further, on the Effective Date, the board of directors of EGPI will elect Dennis R Alexander, Chief Executive Officer and Chief Financial Officer, Michael Kocan, President and Chief Operating Officer, Larry W. Trapp, Executive Vice President, Robert S. Miller, Jr., Executive Vice President, Brandon D. Ray, Executive Vice President of Finance, David H. Ray, Executive Vice President and Treasurer, and Melvena Alexander, Secretary and Comptroller, as the officers of EGPI, to serve until such time as their successors have been elected and qualified, and all of the other officers of EGPI other than such persons shall resign on the Effective Date.  Provided, however, it is understood that the board of directors of EGPI may elect any persons as officers of EGPI at such time as it may determine, and no person described in this paragraph shall have the right to continue as an officer of EGPI beyond the period stated by the board of directors of EGPI.  See Item 2.01, above.

There are no grants or awards (or modifications thereto) made pursuant to any plan, contract or arrangement (whether involving cash or equity), with respect to any of our officers and directors.

Since there is no compensation plan, contract, or other arrangement, the salary or bonus of a named executive officer cannot be calculated as of the date of this Current Report.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

It is not practicable to file the required historical financial statements of EGPI Firecreek, Inc., a Nevada corporation (the “registrant”), Asian Ventures Corp., a Nevada corporation (the “Subsidiary”), and M3 Lighting, Inc., a Nevada corporation (“M3”) at this time.  Accordingly, pursuant to Item 9.01(a)(4) of Form 8-K, the registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than the date required by applicable law.

(b)           Pro forma financial information.

It is not practicable to file the required historical financial statements of EGPI Firecreek, Inc., a Nevada corporation (the “registrant”), Asian Ventures Corp., a Nevada corporation (the “Subsidiary”), and M3 Lighting, Inc., a Nevada corporation (“M3”) at this time.  Accordingly, pursuant to Item 9.01(b)(2) of Form 8-K, the registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than the date required by applicable law.

(c)           Shell company transaction.  Not applicable.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
2.1	Plan and Agreement of Triangular Merger between EGPI Firecreek, Inc., Asian Ventures Corp., M3 Lighting, Inc., and Strategic Partners Consulting, L.L.C. dated May 21, 2009.
3.1	Articles of Merger filed with the Secretary of State of Nevada on May 21, 2009.
4.1	Amendment to Certificate of Designation for Series C Preferred Stock for EGPI Firecreek, Inc. filed with the Secretary of State of Nevada on May 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2009.

EGPI FIRECREEK, INC.

	By	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer